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                                                                   Exhibit 10.10

                        PROJECT DEVELOPMENT FEE AGREEMENT

     THIS PROJECT DEVELOPMENT FEE AGREEMENT ("Agreement") is entered into as of this 19th day of May, 2005 ("Effective Date"), by and between Robert W. Holmes, an individual ("Mr. Holmes"), Revis L. Stephenson, III, an individual ("Mr. Stephenson"), and Advanced Bio-Energy, LLC ("Company"), a Delaware limited liability limited company.

     WHEREAS, Mr. Holmes and Mr. Stephenson organized the Company for the purpose of developing, owning and operating a 100 million gallon dry mill ethanol plant near Fairmont, Nebraska (the "Project" or "Ethanol Plant");

     WHEREAS, Mr. Holmes and Mr. Stephenson have provided project development services to the Company in the past and intend to provide such services in the future;

     WHEREAS, as disclosed in the seed capital prospectus and seed capital subscription agreement used by the Company in its seed offering closed on April 14, 2005, the Company has agreed to pay development fees to Mr. Holmes and Mr. Stephenson in exchange for their efforts to organize the Company and assist in development of the Ethanol Plant; and

     WHEREAS, the Members desire to memorialize that agreement and set forth in this Agreement, the manner in which the development fees shall be allocated and distributed.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

1. DEVELOPMENT SERVICES. Company hereby retains Mr. Holmes and Mr. Stephenson for the purpose of providing organizational and developmental services with respect to the Project ("Development Services"). Development Services shall include all services performed on behalf of the Company by Mr. Holmes and Mr. Stephenson to date and all services performed on behalf of and at the reasonable request of the Company through the termination of this Agreement. Development Services shall not include effecting or attempting to effect purchases or sales of the Company's securities.

2. DEVELOPMENT FEE. In consideration for the Development Services to be provided to Company, Company shall pay Mr. Holmes and Mr. Stephenson (collectively) a total development fee equal to .01 percent (1%) of the total Project cost (the "Development Fee") payable in accordance with Section 3.

3. PAYMENT TERMS. For purposes of this Agreement, the Development Fee will initially be estimated at 125,000 membership units in the Company ("Estimated Development Fee"). Mr. Holmes shall receive 25,000 of the Estimated Development Fee and Mr. Stephenson shall receive 100,000 of the Estimated Development Fee for a total of 125,000 membership units of the Company. Said units shall be subject to the unit restrictions set forth in Section 4 of this Agreement ("Restricted Units"). On the date on which substantial operations of the Ethanol

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Plant commence, the actual Project costs shall be calculated by the Company
("Actual Project Cost"). If the Actual Project Cost is greater than $125,000,000, and if on that date Mr. Stephenson has not forfeited his Restricted Units in accordance with Section 4 of this Agreement, then Mr. Stephenson shall receive additional units (non-restricted) in the Company valued at .01 percent (1%) of the difference between the Actual Project Cost and $125,000,000. If the Actual Project Cost is less than $125,000,000, and if on that date Mr. Stephenson has not forfeited his Restricted Units, then Mr. Stephenson shall return the number of Restricted Units to the Company valued at ..01 percent (1%) of the difference between $125,000,000 and the Actual Project Cost and all Mr. Stephenson's rights in the Restricted Units returned to the Company shall be deemed to have been forfeited. Mr. Holmes shall receive no additional units and shall not be required to forfeit units as provided in this
Section 3. Notwithstanding anything in this section to the contrary, in no event shall Mr. Stephenson receive or forfeit a fractional unit of the Company. In lieu of issuance or forfeiture of a fractional unit, the number of units shall be rounded to the nearest unit.

4. UNIT RESTRICTIONS. The Restricted Units paid to Mr. Holmes and Mr. Stephenson pursuant to this Agreement are subject to the following restrictions:

     (a) Upon the dissolution, bankruptcy or insolvency of the Company, or the inability or failure of the Company generally to pay debts as they become due, or an assignment by the Company for the benefit of creditors, or the commencement of any case or proceeding in respect of the Company under any bankruptcy, insolvency or similar laws, Mr. Holmes and Mr. Stephenson shall return the Restricted Units to the Company without payment of consideration by the Company and the Restricted Units shall be deemed to have been forfeited by Mr. Holmes and Mr. Stephenson. Notwithstanding anything in this Agreement to the contrary, in no event shall Restricted Units be returned to the Company to the extent that this restriction shall have lapsed in accordance with Section 6.

     (b) Upon the voluntary resignation as a member of the Company's board of directors by Mr. Holmes and/or Mr. Stephenson, Mr. Holmes and/or
     Mr. Stephenson shall return the Restricted Units to the Company without payment of consideration by the Company and such Restricted Units shall be deemed to have been forfeited by Mr. Holmes and/or Mr. Stephenson. Notwithstanding the foregoing, if only one individual (i.e., either
     Mr. Holmes or Mr. Stephenson) resigns, then only the Restricted Units held by that resigning individual must be returned to the Company and the non-resigning individual has no obligation to return his Restricted Units. Notwithstanding anything in this Agreement to the contrary, in no event shall Restricted Units be returned to the Company to the extent that this restriction shall have lapsed in accordance with Section 6.

     (c) The Restricted Units may not be sold, transferred, assigned, pledged, encumbered or otherwise alienated or hypothecated, unless, until and then only to the extent that said restrictions shall have lapsed in accordance with Section 6 of this Agreement.

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5.   LEGEND ON MEMBERSHIP CERTIFICATE. Certificates evidencing such Restricted
Units shall be issued in the sole and respective names of Mr. Holmes and Mr. Stephenson (but shall be held by the Company until the restrictions have lapsed in accordance herewith) and shall bear a legend which, in part, shall provide that:

     The membership units of Advanced BioEnergy, LLC, evidenced by this certificate are subject to the terms and restrictions of the Project Development Fee Agreement between Advanced BioEnergy, LLC, Revis L. Stephenson, III, and Robert W. Holmes dated on or about May 19, 2005 ("Agreement"); such units are subject to forfeiture or cancellation under the terms of said Agreement; and such units shall not be sold, transferred, assigned, pledged, encumbered or otherwise alienated or hypothecated except pursuant to the provisions of said Agreement, a copy of which is available from Advanced BioEnergy, LLC upon request.

6. LAPSE OF RESTRICTIONS. The restrictions in Section 4 of this Agreement shall lapse as follows:

     (a) Restrictions in Section 4(a) shall lapse with respect to the Restricted Units issued pursuant to this Agreement and held in the name of Mr. Holmes or Mr. Stephenson on the date upon which the Ethanol Plant begins producing ethanol for sale. Upon lapse of this restriction, such units shall no longer be subject to forfeiture to the Company pursuant to
     Section 4(a).

     (b)  Restrictions in Section 4(b) shall lapse as follows:

          (i) With respect to one-third of the total Restricted Units issued pursuant to this Agreement and held in the name of Mr. Holmes and with respect to one-third of the total Restricted Units issued pursuant to this Agreement and held in the name of Mr. Stephenson, the date upon which the Company first files a Form SB-2 with the Securities and Exchange Commission. Upon lapse of this restriction in accordance with this section, such units shall no longer be subject to forfeiture to the Company pursuant to Section 4(b).

          (ii) With respect to one-third of the total Restricted Units issued pursuant to this Agreement and held in the name of Mr. Holmes and with respect to one-third of the total Restricted Units issued pursuant to this Agreement and held in the name of Mr. Stephenson, the date upon which the Company executes definitive documents for debt financing needed to complete the Project. Upon lapse of this restriction in accordance with this section, such units shall no longer be subject to forfeiture to the Company pursuant to Section 4(b).

          (iii) With respect to the remaining Restricted Units issued pursuant to this Agreement and held in the name of Mr. Holmes or Mr. Stephenson, the date upon which the Ethanol Plant begins producing ethanol for sale. Upon lapse of this restriction in accordance with this section, such units shall no longer be subject to forfeiture to the Company pursuant to Section 4(b).

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          (iv) Notwithstanding anything in this Agreement to the contrary, restrictions in Section 4(b) with respect to Restricted Units issued pursuant to this Agreement shall lapse in the event of the Recipient's respective death or disability and shall no longer be subject to forfeiture to the Company pursuant to Section 4(b).

     (c) The Company may at any time in its sole discretion, accelerate or waive all or any portion of restrictions remaining with respect to any of the Restricted Units issued pursuant to this Agreement. The Company may exercise this right with respect to either Mr. Holmes or Mr. Stephenson. Mr. Holmes and Mr. Stephenson shall abstain from any vote by the directors to accelerate or waive restrictions in accordance with this section.

7. RIGHTS AS A MEMBER. Upon issuance of the certificates evidencing the Restricted Units and subject to the restrictions contained in Section 4 hereof, Mr. Holmes and Mr. Stephenson shall have all the rights as a member of the Company with respect to the membership interest represented by said Restricted Units, including the right to vote the units and receive all distributions paid or made with respect thereto.

8. TERM AND TERMINATION OF AGREEMENT. The term of this Agreement shall commence as of the Effective Date and shall terminate upon the sooner of payment in full of the Development Fee, lapse of the restrictions as provided in accordance with Section 6 or return to the Company of the Restricted Units in accordance with this Agreement. For purposes of this Agreement, death or disability shall not terminate this Agreement.

9. INDEMNIFICATION. Company shall indemnify, defend against and advance to Mr. Holmes and/or Mr. Stephenson all expenses actually and reasonably incurred in connection with the defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (a "Proceeding"), in which Mr. Holmes and/or Mr. Stephenson are made a party by reason of performing services for Company or acting in any manner pursuant to this Agreement, except that Company shall have no obligation to indemnify and defend Mr. Holmes and/or Mr. Stephenson or their agents for their act or omission that involve gross negligence, willful misconduct or a known violation of the law. Mr. Holmes and/or Mr. Stephenson shall indemnify and defend Company and its employees, members, directors, officers and agents against expenses actually and reasonably incurred in connection with the defense of any Proceeding in which Company and/or its employees, members, directors, officers or agents are made a party by reason of Mr. Holmes and/or Mr. Stephenson committing an act or omission that involves gross negligence, willful misconduct or a known violation of the law.

10. DEFAULT. In the event of the failure of either of the parties to comply with any of the terms and provisions of this Agreement, or in the event either party has violated any of the warranties and representations made herein by that party, then such party shall be deemed to be in default hereunder and the other party shall be given written notice of such noncompliance and shall give the defaulting party thirty (30) days from the date of such notice within which to correct such noncompliance. If such default has not been corrected, or an arrangement satisfactory to the complaining party has not been made by the end of the notice period, then the complaining party may take whatever action is necessary, and exercise all remedies available in

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order to protect the complaining party's rights under the terms and conditions of this Agreement. The parties agree that the remedies set forth in this Section 10 shall not be exclusive, but they shall be cumulative with all other rights and remedies available, at law or in equity, to the parties. In the event of any dispute between the parties resulting from this Agreement or any provisions hereunder, the prevailing party in any such dispute shall be entitled to recover reasonable attorneys' fees and related costs and such other costs incurred therewith.

11. SUCCESSORS AND ASSIGNS BOUND. This Agreement shall be binding upon the Company, Mr. Holmes and Mr. Stephenson, their respective heirs, executors, administrators, successors in interest or assigns, including without limitation, any partnership, corporation or other entity into which the Company may be merged or by which it may be acquired (whether directly, indirectly or by operation of law), or to which it may assign its rights under this Agreement. Notwithstanding the foregoing, any assignment by Mr. Holmes or Mr. Stephenson of this Agreement or of any interest herein, or of any money due to or to become due by reason of the terms hereof without the prior written consent of Company shall be void.

12.  RELATIONSHIP OF THE PARTIES. The parties understand that Mr. Holmes and
Mr. Stephenson are independent contractors with respect to Company, and employees of Company. Company will not provide fringe benefits, including health insurance benefits, paid vacation, or any other employee benefits for the benefit of Mr. Holmes or Mr. Stephenson. The parties also understand that Mr. Holmes and Mr. Stephenson are not partners for purposes of this Agreement and should not be construed to be acting jointly herein, but each in his own right.

13. AUTHORITY. Each of the signatories hereto certifies that such party has all necessary authority to execute this Agreement.

14. AMENDMENTS. This Agreement sets forth the entire understanding of the parties and supersedes any prior agreements, oral or written, as to the subject matter hereof. This Agreement may be amended or modified by, and only by, a written instrument executed by the parties hereto.

15. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors, permitted assigns and personal representatives. This Agreement shall not be assigned by any party hereto except as permitted by its express terms or upon the written consent of the other party. Nothing in this Agreement, express or implied, its intended to confer upon any other person any rights or remedies under or by reason of this Agreement.

16. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement, or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

17. WAIVER. The failure of any party hereto to insist in any one of more instances upon performance of any term or condition of this Agreement shall not be construed as a waiver of

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future performance of any such term, covenant or condition, but the obligation of such party with respect thereto shall continue in full force and effect.

18. CAPTIONS. The captions herein are inserted for convenience of reference only and shall be ignored in the construction or interpretation hereof.

19. NOTICES. Any notice required to be given hereunder shall be in writing and shall be deemed to be sufficiently served by either party on the other party if such notice is delivered personally or is sent by certified or first class mail addressed as follows:

                  To Mr. Holmes:        Robert W. Holmes
                                        206 Dawnee Street
                                        Tomah, WI  54660

                  To Mr. Stephenson:    Revis L. Stephenson, III
                                        1850 Fox Ridge Road
                                        Orono, MN  55356

                  To Company:           Advanced BioEnergy, LLC
                                        Attention: Robert E. Bettger
                                        910 9th Street
                                        Fairmont, NE 68354

                  Copy to:              Brown, Winick, et al.
                                        Attention: Bill Hanigan
                                        666 Grand Avenue, Ste. 2000
                                        Des Moines, Iowa 50309

20. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Nebraska without reference to its conflict of law rules. Each of the parties hereto irrevocably submits to the jurisdiction of any state or federal court sitting in the State of Nebraska in any action or proceeding brought to enforce or otherwise arising out of or relating to this Agreement.

21. INTERPRETATION. The parties agree that each has had an opportunity to negotiate fully the terms of this Agreement and that this Agreement shall not be interpreted in favor of or against the party drafting the Agreement.

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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate by their duly authorized representatives on the date first above written.

                                           Advanced Bio-Energy, LLC


                                           By:
----------------------------------            ----------------------------------
Revis L. Stephenson, III

                                           Its:
----------------------------------             ---------------------------------
Robert W. Holmes

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